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                                                                  Exhibit 10.1



                 AMENDMENT NO. 1 TO PENWEST PHARMACEUTICALS CO.
                           2005 STOCK INCENTIVE PLAN

             Approved by the Board of Directors on September 7, 2006

That the following be added as a new Section 3(c) to the Penwest Pharmaceuticals Co. 2005 Stock Incentive Plan:

     "Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act)."